Exhibit 10.39

USA RARE EARTH, INC.

2024 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK GRANT NOTICE

USA Rare Earth, Inc., a Delaware corporation (the “Company”), pursuant to the USA Rare Earth, Inc. 2024 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to Participant the number of shares of Restricted Stock (“Restricted Stock”) set forth below. This award is subject to all of the terms and conditions as set forth in this Restricted Stock Grant Notice (this “Notice”), in the corresponding Restricted Stock Agreement and the Plan, which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Restricted Stock Agreement will have the same definitions as in the Plan or the Restricted Stock Agreement. If there is any conflict between the terms in this Notice, Exhibit 1 to this Notice, the corresponding Restricted Stock Agreement and the Plan, then such conflict or inconsistency shall be resolved by giving such documents precedence in the following order: Exhibit 1, this Notice, the corresponding Restricted Stock Agreement, and then the Plan.

Participant	[PARTICIPANT NAME]
Date of Grant:	[GRANT DATE]
Number of Shares:	[TOTAL SHARES]

Type of Grant:	Restricted Stock

Vesting Schedule:	This award shall vest pursuant to the schedule set forth in Exhibit 1, which is attached hereto and incorporated herein in its entirety.

Additional Terms/Acknowledgements:	Participant acknowledges receipt of, and understands and agrees to, this Notice, the corresponding Restricted Stock Agreement and the Plan. Participant acknowledges and agrees that this Notice and the corresponding Restricted Stock Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this Notice, the corresponding Restricted Stock Agreement, and the Plan set forth the entire understanding between Participant and the Company regarding this award of Restricted Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of the following agreements only.

By accepting this award of Restricted Stock, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Administrator or another third party designated by the Administrator.

USA Rare Earth, Inc.

By:	[NAME]
Title:

Participant:

Date:

Attachments: Restricted Stock Agreement; 2024 Omnibus Incentive Plan

Exhibit 1: Vesting Schedule

Attachment 1: Restricted Stock Agreement

USA RARE EARTH, INC.

2024 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Pursuant to your Restricted Stock Grant Notice (“Grant Notice”) and this Restricted Stock Agreement (this “Agreement”), USA Rare Earth, Inc., a Delaware corporation (the “Company”) has granted you the number of shares of Restricted Stock under the USA Rare Earth, Inc. 2024 Omnibus Incentive Plan (the “Plan”) indicated in your Grant Notice. The Restricted Stock is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in the Grant Notice, Exhibit 1 to the Grant Notice, this Agreement and the Plan, then such conflict shall be resolved by giving such documents precedence in the following order: Exhibit 1, the Grant Notice, this Agreement, and then the Plan. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same meanings as in the Plan.

The details of the Restricted Stock, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.	Vesting; Delivery of Stock

The Restricted Stock will vest as provided in your Grant Notice. The period over which the Restricted Stock vests is referred to as the “Period of Restriction”. Vesting will cease upon the termination of your Employment with the Company and its subsidiaries, except as may be provided otherwise in the Vesting Schedule in Exhibit 1 to your Grant Notice or in an employment or other written agreement between you and the Company.

During the Period of Restriction, the Restricted Stock shall be evidenced by a book-entry in the Company’s stock records in your name, which shall be subject to a stop transfer order consistent with this Agreement. Subject to Section 9, as soon as practicable after the Period of Restriction lapses (provided there has been no prior forfeiture of the Restricted Stock pursuant to the terms of this Agreement), the Company shall issue (or cause to be delivered) the Restricted Stock to you, in book-entry or certificate form.

2.	Number of Shares of Restricted Stock

The number of shares of Restricted Stock is set forth in your Grant Notice and will be adjusted in the event of changes in capital structure and similar events as provided in Section 7 of the Plan.

3.	Shareholder Rights

Upon issuance of the Restricted Stock, you shall have all of the rights of a shareholder with respect to such Stock, including the right to vote the Stock and to receive all dividends or other distributions paid or made with respect thereto, except as otherwise provided in this Agreement; provided, however, that dividends or distributions declared or paid on the Restricted Stock by the Company shall be deferred and reinvested in shares of Restricted Stock based on the Fair Market Value of a share of Stock on the date such dividend or distribution is paid or made (provided that no fractional shares will be issued), and the additional shares of Restricted Stock thus acquired shall be subject to the same restrictions on transfer, forfeiture and vesting schedule as the Restricted Stock in respect of which such dividends or distributions were made. If you forfeit any rights you have under this Agreement, you shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.

4.	Section 83(b) Election

If you properly elect within thirty (30) days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such shares of Restricted Stock, you shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. If you file an election under Section 83(b) of the Code, you should immediately deliver a copy of such 83(b) election form to the Company. You shall seek the advice of your own tax advisors as to the advisability of making such 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock award under federal, state, and any other laws that may be applicable. You acknowledge that it is your sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if you elect to utilize such election.

5.	Securities Law Compliance; Legend

(a)	In no event shall the Company deliver shares of Stock upon vesting of the Restricted Stock unless such shares are then registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities law or, if not registered, the Administrator has determined that the issuance of the shares would be exempt from the registration requirements of the Securities Act and applicable state securities laws. The issuance of shares of Stock is also subject to compliance with all other applicable laws and regulations governing your Restricted Stock, including the requirements of any stock exchange on which the Stock may be listed, and you may not be issued shares of Stock if the Administrator determines that such issuance would not be in material compliance with such laws, regulations and listing requirements.

(b)	A legend may be placed on any certificate(s) or other document(s) delivered to you indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of Stock are then listed or quoted.

6.	Other Terms

(a)	In considering the acceptance of this award of Restricted Stock you understand, acknowledge, agree and hereby stipulate that you should use the same independent investment judgment that you would use in making other investments in corporate securities. Among other things, stock prices will fluctuate over any reasonable period of time and the price of Stock may go down as well as up. No guarantees are made as to the future prospects of the Company or the Stock. No representations are made by the Administrator or the Company.

(b)	Notwithstanding anything to the contrary in this Agreement, the Stock issued under this Agreement and all amounts that may be received by you in connection with any disposition of any such Stock shall be subject to applicable recoupment, “clawback” and similar provisions under law, as well as any recoupment, “clawback” and similar policies of the Company that may be adopted at any time and from time to time in accordance with Section 6(a)(5) of the Plan.

7.	Transferability

The Restricted Stock is not assignable or transferable, except by will or by the laws of descent and distribution. Without limiting the generality of the foregoing, the Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated in any manner (whether by operation of law or otherwise), and shall not be subject to execution, attachment or other process. Any assignment, transfer, sale, pledge, hypothecation or other disposition of the Restricted Stock or any attempt to make any such levy of execution, attachment or other process will cause the Restricted Stock to terminate immediately.

8.	Restricted Stock not a Service Contract

The Restricted Stock is not an employment or service contract, and nothing in the Restricted Stock will be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or an affiliate, or of the Company or an affiliate to continue your employment or service. In addition, nothing in the Restricted Stock will obligate the Company or an affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a member of the Company’s Board or a consultant for the Company or an affiliate.

9.	Withholding Obligations

(a)	At the time when the Restricted Stock vests, in whole or in part, and at any time thereafter as requested by the Administrator, you hereby agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an affiliate, if any, which arise in connection with such vesting of the Restricted Stock. The Administrator, in its sole discretion, may (but is not required to) hold back shares of Stock otherwise issuable on vesting of the Restricted Stock or permit you to tender previously-owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the Restricted Stock being subject to equity accounting treatment under the Accounting Rules). In addition, the Administrator may (but is not required to), to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to you from the Company or any parent or subsidiary of the Company.

(b)	The Administrator and the Company assume no responsibility for individual income taxes, penalties or interest related to grant or vesting of the Restricted Stock. Neither the Administrator, the Company nor any affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Restricted Stock. You should consult with your personal tax advisor regarding the tax ramifications, if any, which result from receipt of the Restricted Stock, the subsequent issuance, if any, of Stock on vesting of the Restricted Stock and the subsequent disposition of any such Stock. You acknowledge that the Administrator or the Company may be required to withhold federal, state and/or local taxes in connection with the vesting of the Restricted Stock. The Restricted Stock will not vest unless the tax withholding obligations of the Company and/or any affiliate are satisfied. The Administrator will have no obligation to issue a certificate for Stock in respect of the Restricted Stock unless the obligations set forth in this Section 9 are satisfied.

10.	Section 409A; Tax Consequences

It is the Administrator’s and the Company’s intent that payments under this Agreement and Grant Notice shall be exempt from Section 409A of the Code (“Section 409A”) to the extent applicable, and that this Agreement be administered accordingly. Notwithstanding anything to the contrary contained in this Agreement, the Grant Notice or any employment agreement you have entered into with the Company, to the extent that any payment or benefit under this Agreement is determined by the Administrator to constitute “nonqualified deferred compensation” subject to Section 409A and is payable to you by reason of termination of your employment, then (a) such payment or benefit shall be made or provided to you only upon a “separation from service,” as defined for purposes of Section 409A under applicable regulations, from the Company and (b) if you are a “specified employee” (within the meaning of Section 409A and as determined by the Administrator), such payment or benefit shall not be made or provided before the date that is six months after the date of your separation from service from the Company (or your earlier death). Each payment under this Agreement shall be treated as a separate payment under Section 409A. You hereby agree that the Administrator and the Company do not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Administrator, the Company, or any of its officers, directors, employees or affiliates related to tax liabilities arising from the Restricted Stock or your other compensation.

11.	Notices

Any notices provided for in the Agreement or the Plan will be given in writing and will be deemed effectively given upon receipt. The Administrator may, in its sole discretion, decide to deliver any documents related to participation in the Plan and the Restricted Stock by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this award of Restricted Stock, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Administrator or another third party designated by the Administrator.

12.	Agreement Summaries

In the event that the Administrator provides you (or anyone acting on your behalf) with summary or other information concerning, including or otherwise relating to your rights or benefits under this Agreement (including, without limitation, the Restricted Stock and any vesting thereof), such summary or other information shall in all cases be qualified in its entirety by Exhibit 1, the Grant Notice, this Agreement and the Plan and, unless it explicitly states otherwise and is signed by an officer of the Company, shall not constitute an amendment or other modification hereto.

13.	Acknowledgements

You understand, acknowledge, agree and hereby stipulate that: (a) you are executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; (b) the Restricted Stock is to be consideration in exchange for the promises and covenants set forth in this Agreement; (c) you have carefully read, considered and understand all of the provisions of this Agreement and the Company’s policies reflected in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged; (d) you have asked any questions needed for you to understand the terms, consequences and binding effect of this Agreement and you fully understand them; (e) you were provided an opportunity to seek the advice of an attorney and/or a tax professional of your choice before accepting this award of Restricted Stock and (f) the obligations and restrictions set forth in this Agreement are fair and reasonable.

Attachment 2: 2024 Omnibus Incentive Plan